UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a- 6(e)(2) )

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
IPG PHOTONICS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Supplement to Proxy Statement for 2017 Annual Meeting of Stockholders
IPG Photonics Corporation
50 Old Webster Road
Oxford, MA 01540

This Amendment No. 1 ("Amendment") modifies the definitive proxy statement on Schedule 14A filed by IPG Photonics Corporation (the "Company") with the Securities and Exchange Commission on April 5, 2017 (the "Proxy Statement").

The sole purpose of this Amendment is to update the common stock ownership percentage in the beneficial ownership table for Timothy P.V. Mammen to "*". This symbol "*" means that Mr. Mammen beneficially owns less than 1% of the outstanding stock.

The table appearing in the Proxy Statement section “Common Stock Ownership” providing information about the beneficial ownership of our common stock as of April 3, 2017 is amended and restated in its entirety and replaced with the following table:

Name	Shares Owned	Right to Acquire Shares within 60 Days	Total Beneficial Ownership (1)	Percent
Named Executive Officers and Directors (2)
Michael C. Child	14,502	55,154	69,656	*
Valentin P. Gapontsev, Ph.D. (3)	7,249,935	—	7,249,935	13.6%
Henry E. Gauthier	17,473	13,403	30,876	*
William S. Hurley	7,924	26,820	34,744	*
Catherine P. Lego	3,000	—	3,000	*
Timothy P.V. Mammen	16,898	65,350	82,248	*
Alexander Ovtchinnikov, Ph.D. (4)	16,580,788	12,000	16,592,788	31.1%
Trevor D. Ness	2,523	21,000	23,523	*
Eric Meurice	3,406	11,865	15,271	*
John R. Peeler	3,923	25,153	29,076	*
Igor Samartsev (5)(6)	888,933	17,000	905,933	1.7%
Eugene Scherbakov, Ph.D. (4)(5)	16,519,503	43,125	16,562,628	31.0%
Thomas J. Seifert	2,713	4,898	7,611	*
All executive officers and directors as a group (15 persons)	17,815,884	367,081	18,182,965	33.8%
Other >5% Stockholders
The Valentin Gapontsev Trust I (2)(7)	14,636,003	—	14,636,003	27.4%
IP Fibre Devices (UK) Ltd. (2)(8)	7,014,004	—	7,014,004	13.1%
FMR LLC (9)	2,963,421	—	2,963,421	5.5%
BlackRock, Inc. (10)	2,707,306	—	2,707,306	5.1%
The Vanguard Group (11)	2,680,867	—	2,680,867	5.0%

*	Less than 1.0%

This Amendment should be read together with the matters set forth in the Proxy Statement. Other than as set forth above, all other items of the Proxy Statement are incorporated herein by reference without change.

IMPORTANT NOTICE REGARDING THE AVAILABLITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON JUNE 1, 2017

The Proxy Statement and 2016 Annual Report to Stockholders are available at investor.ipgphotonics.com.